Exhibit 2.1

EXECUTION VERSION

ARRANGEMENT AGREEMENT

CANOPY GROWTH CORPORATION

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THE TWEED TREE LOT INC.

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CANOPY RIVERS INC.

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CANOPY RIVERS CORPORATION

DECEMBER 21, 2020

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION

1.1	Defined Terms	4
1.2	Certain Rules of Interpretation	11
1.3	Schedules	12

ARTICLE 2 THE ARRANGEMENT

2.1	The Arrangement	12
2.2	Implementation Steps by the Company	12
2.3	Implementation Steps by Canopy Growth	14
2.4	Interim Order	14
2.5	Circular	15
2.6	Final Order	18
2.7	Court Proceedings	18
2.8	Articles of Arrangement and Effective Date	18
2.9	Dissenting Shareholders	19
2.10	VM ROFR, VM Consent and TerrAscend Consent	19
2.11	Delivery of the Cash Consideration	21
2.12	Delivery of Share Consideration	21
2.13	Share Consideration Adjustment	21
2.14	Fiduciary Duties	21

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company	22
3.2	Representations and Warranties of CRC	24
3.3	Representations and Warranties of Canopy Growth	26
3.4	Representations and Warranties of Tweed NB	29
3.5	Survival of Representations and Warranties	31

ARTICLE 4 COVENANTS

4.1	Covenants of the Company Relating to the Arrangement	31
4.2	Covenants of Canopy Growth Relating to the Arrangement	32
4.3	Regulatory Approvals	35
4.4	Public Communications	35
4.5	Notice Provisions	36

ARTICLE 5 CONDITIONS

5.1	Mutual Conditions Precedent	36
5.2	Additional Condition Precedent in Favour of the Company and CRC	37
5.3	Additional Condition Precedent in Favour of Canopy Growth and Tweed NB	38
5.4	Satisfaction of Conditions	39

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ARTICLE 6 TERM AND TERMINATION

6.1	Term	39
6.2	Termination	39
6.3	Effect of Termination/Survival	40

ARTICLE 7 GENERAL PROVISIONS

7.1	Amendments	41
7.2	Expenses	41
7.3	Tax Matters	41
7.4	Notices	41
7.5	Time of the Essence	43
7.6	Injunctive Relief	43
7.7	Third Party Beneficiaries	43
7.8	Waiver	43
7.9	Entire Agreement	43
7.10	Successors and Assigns	44
7.11	Severability	44
7.12	Governing Law	44
7.13	Further Assurances	44
7.14	Rules of Construction	44
7.15	No Liability	44
7.16	Counterparts	45

Schedule A Plan of Arrangement

PLAN OF ARRANGEMENT

Schedule B Arrangement Resolution

Schedule C Trademark License Release

Schedule D Tweed NB Agreement Release

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ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of December 21, 2020,

AMONG:

CANOPY GROWTH CORPORATION,

a corporation existing under the federal laws of Canada

(“Canopy Growth”)

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THE TWEED TREE LOT INC.,

a corporation existing under the laws of the Province of New Brunswick

(“Tweed NB”)

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CANOPY RIVERS INC.

a corporation existing under the laws of the Province of Ontario

(the “Company”)

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CANOPY RIVERS CORPORATION,

a corporation existing under the federal laws of Canada

(“CRC”)

WHEREAS Canopy Growth owns beneficially and of record 36,468,318 Multiple Voting Shares and 15,223,938 Subordinated Voting Shares;

AND WHEREAS by virtue of its ownership of the Multiple Voting Shares, Canopy Growth controls the Company and the Company is a subsidiary of Canopy Growth;

AND WHEREAS Tweed NB is a wholly-owned subsidiary of Canopy Growth and CRC is a wholly-owned subsidiary of the Company;

AND WHEREAS the Parties desire to enter into this Agreement pursuant to which, among other things, certain assets owned by the Company and its subsidiaries will be transferred to Canopy Growth and in exchange therefor, the Multiple Voting Shares and Subordinated Voting Shares owned by Canopy Growth will be purchased for cancellation by the Company, and Canopy Growth will pay a combination of cash and Canopy Growth Shares;

AND WHEREAS the Special Committee has unanimously determined that the Arrangement is fair to the Company and in the best interests of the Company, and recommended to the Company Board that the Company Board approve this Agreement and the Arrangement, and recommend that the Company Shareholders vote in favour of the Arrangement;

AND WHEREAS the members of the Company Board entitled to vote thereon have unanimously determined that the Arrangement is fair to the Company and in the best interests of the Company, and have resolved to recommend that the Company Shareholders vote in favour of the Arrangement;

AND WHEREAS the Parties intend to carry out the transactions contemplated herein by way of a plan of arrangement under the provisions of the OBCA;

AND WHEREAS Canopy Growth and the Company have entered into Voting and Support Agreements with certain funds managed by JW Asset Management, LLC and all of the directors and executive officers of the Company pursuant to which, among other things, such directors, executive officers and Company Shareholders party thereto have agreed to vote all of the Subordinated Voting Shares held by them in favour of the Arrangement Resolution, on the terms and subject to the conditions set forth in such agreements;

AND WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters related thereto.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby expressly acknowledged) the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Adjustment Event” has the meaning specified in Section 2.13.

“Agreement” means this arrangement agreement, including the recitals and all schedules hereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Arrangement” means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by the Company Shareholders entitled to vote thereon pursuant to the Interim Order, substantially in the form of Schedule B.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form satisfactory to Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably.

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Canopy Growth” has the meaning specified in the preamble.

“Canopy Growth Fundamental Representations” has the meaning specified in Section 5.2(b).

“Canopy Growth Shares” means the common shares in the capital of Canopy Growth.

“Cash Consideration” has the meaning specified in the Plan of Arrangement.

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“CGC Company Shares” has the meaning specified in Section 4.2(a)(ii).

“Change of Recommendation” has the meaning specified in Section 2.14.

“Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Closing” means the closing of the transactions contemplated hereby and by the Plan of Arrangement.

“Company” has the meaning specified in the preamble.

“Company Board” means the board of directors of the Company, as constituted from time to time.

“Company Board Recommendation” has the meaning specified in Section 2.5(g)(v).

“Company Fundamental Representations” has the meaning specified in Section 5.3(b).

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Parties.

“Company Shareholders” means the registered or beneficial holders of the Multiple Voting Shares and the Subordinated Voting Shares, as the context requires.

“Company Shares” means the Multiple Voting Shares and the Subordinated Voting Shares.

“Consideration” means, collectively, the Cash Consideration and the Share Consideration.

“Constating Documents” means articles of incorporation, amalgamation, or continuation, articles and notice of articles, by-laws and other constating documents, as applicable, and all amendments to such documents.

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable.

“CRC” has the meaning specified in the preamble.

“CRC Name Change” means the change of the name of CRC to such name as determined by CRC that does not include the word “Canopy”.

“Director” means the Director appointed pursuant to section 278 of the OBCA.

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“Echelon” means Echelon Wealth Partners Inc.

“Echelon Fairness Opinion” means the long-form opinion of Echelon to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth therein, the Consideration to be received by the Company pursuant to the Arrangement is fair, from a financial point of view, to the Company.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Eight Capital Fairness Opinion” means the opinion of Eight Capital to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth therein, the Consideration to be received by the Company pursuant to the Arrangement is fair, from a financial point of view, to the Company.

“Fairness Opinions” means, collectively, the Eight Capital Fairness Opinion and the Echelon Fairness Opinion.

“Final Order” means the final order of the Court made pursuant to section 182(5)(f) of the OBCA in a form acceptable to Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably) on appeal.

“Fundamental Representations” means, collectively, the Company Fundamental Representations and the Canopy Growth Fundamental Representations.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, anti-trust, foreign investment, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.

“Interim Order” means the interim order of the Court made pursuant to section 182(5) of the OBCA, in a form acceptable to Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, by-law, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, published policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), restriction on transfer, or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation.

“LSSB” means Les Serres Stephane Bertrand Inc., a corporation existing under the laws of the Province of Quebec.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Misrepresentation” has the meaning attributed to such term under the Securities Act (Ontario).

“Multiple Voting Shares” means the Class B common shares designated as multiple voting shares in the capital of the Company.

“Nasdaq” means the Nasdaq Global Select Market.

“Nasdaq Listing Approval” has the meaning specified in Section 2.3(b).

“Notice” has the meaning specified in Section 7.3.

“OBCA” means the Business Corporations Act (Ontario).

“Outside Date” means March 31, 2021 or such later date as may be agreed to in writing by the Parties; provided that if the Effective Date has not occurred by March 31, 2021 as a result of the failure to satisfy any of the conditions set forth in Section 5.1, Section 5.2 or Section 5.3 as a consequence, directly or indirectly, of any situation or circumstance arising as a result of, or in connection with, the COVID-19 pandemic, then either Party, acting reasonably, may elect by notice in writing delivered to the other Party by no later than 4:30 p.m. (Toronto time) on a date that is three Business Days prior to such date, to extend the Outside Date by a period of 30 days, provided that, notwithstanding the foregoing, a Party shall not be permitted to extend the Outside Date if the failure to satisfy any such condition is primarily the result of the breach by such Party of its representations and warranties set forth in this Agreement or such Party’s failure to comply with its covenants herein (unless such breach or failure to comply is the result of any situation or circumstance arising as a result of, or in connection with, the COVID-19 pandemic).

“Parties” means Canopy Growth, Tweed NB, the Company and CRC, and “Party” means any one of them.

“Person” includes any individual, partnership, association, body corporate, trust, organization, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement proposed under section 182 of the OBCA, substantially in the form of Schedule A, and any amendments or variations made thereto in accordance with this Agreement or Section 6.1 thereof or made at the direction of the Court in the Final Order with the consent of Canopy Growth, Tweed NB, the Company and CRC, each acting reasonably.

“Required Shareholder Approval” has the meaning specified in Section 2.4(f).

“Securities Authorities” means the Ontario Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.

“Securities Laws” means the Securities Act (Ontario) and any other applicable Canadian securities laws, rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the Securities Authorities.

“Share Consideration” has the meaning specified in the Plan of Arrangement.

“Special Committee” means the special committee of independent members of the Company Board formed in connection with the transactions contemplated by this Agreement.

“Stock Exchange Approval” means the written non-objection of the TSX to the terms of the Arrangement with respect to TSX Staff Notice 2017-0009 – Business Activities Related to Marijuana in the United States in favour of each of Canopy Growth and the Company.

“Subordinated Voting Shares” means the Class A common shares designated as subordinated voting shares in the capital of the Company.

“TerrAscend” means TerrAscend Corp., a corporation existing under the laws of the Province of Ontario.

“TerrAscend Canada” means TerrAscend Canada Inc., a corporation existing under the laws of the Province of Ontario.

“TerrAscend Consent” has the meaning specified in Section 2.10(a)(iii).

“TerrAscend Exchangeable Shares” means the 19,445,285 exchangeable shares in the capital of TerrAscend held by CRC.

“TerrAscend I Warrants” means the warrants to purchase 2,225,714 common shares in the capital of TerrAscend at an exercise price of $5.95 per share held by CRC.

“TerrAscend II Warrants” means the warrants to purchase 333,723 common shares in the capital of TerrAscend at an exercise price of $6.49 per share held by CRC.

“TerrAscend Loan” means the loan agreement between CRC and TerrAscend Canada dated February 4, 2020 with a principal amount of $13,243,000 owed by TerrAscend Canada to CRC.

“TerrAscend Securities” means, collectively, the TerrAscend I Warrants, the TerrAscend II Warrants, the TerrAscend Exchangeable Shares and the TerrAscend Loan.

“Trademark License” means the trademark license agreement between Canopy Growth and the Company dated June 20, 2019.

“Transfer” has the meaning specified in Section 4.1(c).

“Transferred Vert Mirabel Common Shares” means the Vert Mirabel Common Shares less that number of Vert Mirabel Common Shares, if any, purchased pursuant to the exercise by LSSB of its right of first refusal contained in the Vert Mirabel Shareholders Agreement.

“TSX” means the Toronto Stock Exchange.

“TSX Listing Approval” has the meaning specified in Section 2.3(b).

“Tweed NB” has the meaning specified in the preamble.

“Tweed NB Agreement” means the royalty agreement dated November 7, 2018 between CRC and Tweed NB (formerly Spot Therapeutics Inc.)

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Valuation” means the formal valuation dated December 21, 2020 prepared by Echelon for the Special Committee of (i) the TerrAscend Securities, (ii) the Vert Mirabel Securities and (iii) the Tweed NB Agreement.

“Vert Mirabel” means Les Serres Vert Cannabis Inc., a corporation existing under the laws of the Province of Quebec.

“Vert Mirabel Common Shares” means the 260 common shares in the capital of Vert Mirabel held by CRC.

“Vert Mirabel Preferred Shares” means the 15,000,000 Class A preference shares in the capital of Vert Mirabel held by CRC.

“Vert Mirabel ROFR Notice” means the notice to be delivered by CRC in accordance with the VM ROFR contained in the Vert Mirabel Shareholders Agreement, pursuant to which CRC will offer to sell all of the Vert Mirabel Common Shares to Canopy Growth and LSSB.

“Vert Mirabel Securities” means, collectively, the Vert Mirabel Common Shares and the Vert Mirabel Preferred Shares.

“Vert Mirabel Shareholders Agreement” means the shareholders agreement dated December 17, 2017 between Canopy Growth, CRC, LSSB and Vert Mirabel.

“VM Consent” has the meaning specified in Section 2.10(a)(i).

“VM ROFR” has the meaning specified in Section 2.10(a)(i).

“VM ROFR Period” has the meaning specified in Section 2.10(b)(iii).

“Voting and Support Agreements” means each of the voting and support agreements dated the date hereof between Canopy Growth, the Company and each of (i) the directors and executive officers of the Company; and (ii) certain funds managed by JW Asset Management, LLC.

1.2	Certain Rules of Interpretation

In this Agreement, unless otherwise specified:

(a)

Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(b)	Currency. All references to dollars or to $ are references to Canadian dollars, unless otherwise specified.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)

Certain Phrases and References, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.

(e)	Capitalized Terms. Unless otherwise specified, all capitalized terms used in any Schedule have the meanings ascribed to them in this Agreement.

(f)

Knowledge. Where any representation or warranty is expressly qualified by reference to the knowledge of the Company or CRC, it is deemed to refer to the actual knowledge of Narbé Alexandrian, President and Chief Executive Officer, Eddie Lucarelli, Chief Financial Officer and Matthew Mundy, Chief Strategy Officer and General Counsel, after making reasonable inquiry regarding the relevant matter. Where any representation or warranty is expressly qualified by reference to the knowledge of Canopy Growth, it is deemed to refer to the actual knowledge of David Klein, Chief Executive Officer, Mike Lee, Chief Financial Officer and Blair Veenema, Vice-President, Corporate Development, after making reasonable inquiry regarding the relevant matter. Where any representation or warranty is expressly qualified by reference to the knowledge of Tweed NB, it is deemed to refer to the actual knowledge of Phil Shaer, Director, after making reasonable inquiry regarding the relevant matter.

(g)

Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(h)

Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.

(i)	Time References. References to time are to local time, Toronto, Ontario.

(j)

Affiliates and Subsidiaries. For the purpose of this Agreement, a Person is an “affiliate” of another Person if one of them is a subsidiary of the other or each one of them is controlled, directly or indirectly, by the same Person. A “subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a subsidiary of that subsidiary. A Person is considered to “control” another Person if: (i) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (ii) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (iii) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person.

1.3	Schedules

The schedules attached to this Agreement form an integral part of this Agreement for all purposes of it.

ARTICLE 2

THE ARRANGEMENT

2.1	The Arrangement

The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2	Implementation Steps by the Company

The Company covenants in favour of Canopy Growth that, subject to the terms of this Agreement, the Company will:

(a)

subject to compliance with applicable Securities Laws, prior to the next opening of markets in Toronto following the execution of this Agreement, issue a news release announcing the entering into of this Agreement, which news release shall be satisfactory in form and substance to each of the Company and Canopy Growth, each acting reasonably, and, thereafter, file such news release and a corresponding material change report in prescribed form in accordance with applicable Securities Laws;

(b)

as soon as reasonably practicable after the execution of this Agreement and, in any event, not later than January 29, 2021, apply to, and have the hearing for the Interim Order before, the Court pursuant to Section 182 of the OBCA in a manner and form acceptable to Canopy Growth, acting reasonably, and thereafter proceed with such application and diligently pursue obtaining the Interim Order;

(c)

lawfully convene and hold the Company Meeting in accordance with the Interim Order, the Company’s Constating Documents and applicable Laws, including by virtual means, as soon as reasonably practicable after the Interim Order is issued and, in any event, not later than March 15, 2021, for the purpose of having the Company Shareholders consider the Arrangement Resolution, and will not, unless Canopy Growth otherwise consents in writing, adjourn, postpone or cancel the Company Meeting or propose to do any of the foregoing except (i) in the case of an adjournment, as required for quorum purposes, (ii) as required by applicable Law or a Governmental Entity, or (iii) as required or permitted under Section 2.14;

(d)

subject to the terms of this Agreement, solicit from the Company Shareholders proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any person that is inconsistent with, or which seeks (without Canopy Growth’s consent) to hinder or delay the Arrangement Resolution and the completion of the transactions contemplated by this Agreement including, if so requested by Canopy Growth, using the services of a proxy solicitation agent, consulting with Canopy Growth in the selection of any such proxy solicitation agent and reasonably considering Canopy Growth’s recommendation with respect to any such agent, and cooperating with any proxy solicitation agent engaged by Canopy Growth, to solicit proxies in favour of the approval of the Arrangement Resolution, recommend to all Company Shareholders that they vote in favour of the Arrangement Resolution, and take all other actions that are reasonably necessary or desirable to obtain the approval of the Arrangement by the Company Shareholders and, as reasonably requested from time to time by Canopy Growth, (i) permit Canopy Growth to assist and participate in all calls and meetings with such proxy solicitation agent if reasonably practicable, (ii) provide Canopy Growth with all material information distributions or updates from the proxy solicitation agent, and (iii) consult with Canopy Growth and keep Canopy Growth reasonably apprised with respect to such solicitation; provided that, the Company shall not be required to solicit from the Company Shareholders proxies in favour of the approval of the Arrangement Resolution, or take any other actions under this Section 2.2(d), if a Change of Recommendation has been made in accordance with the terms of Section 2.14;

(e)

advise Canopy Growth, at such time as Canopy Growth may reasonably request and on each of the last ten Business Days prior to the Company Meeting, as to the aggregate tally of the proxies received in respect of the Arrangement Resolution;

(f)	consult with Canopy Growth in fixing the date of the Company Meeting, give notice to Canopy Growth of any written correspondence relating to the Company

Meeting received by the Company, and allow Canopy Growth’s representatives and legal counsel to attend the Company Meeting; and

(g)

not change the record date for the Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or the Company’s by-laws (it being understood that a change will not be required where such date has been provided for in the Interim Order).

2.3	Implementation Steps by Canopy Growth

Canopy Growth covenants in favour of the Company that, subject to the terms of this Agreement, Canopy Growth will:

(a)

cooperate with, assist and consent to the Company seeking the Interim Order and the Final Order and, subject to the Company obtaining the Final Order and to the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Section 5.1, Section 5.2 and Section 5.3 (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Effective Date), as soon as reasonably practicable thereafter, take all steps and actions including, if applicable, making all filings with Governmental Entities necessary to give effect to the Arrangement and carry out the terms of the Plan of Arrangement prior to the Outside Date; and

(b)

apply for and use commercially reasonable efforts to obtain approval of the listing and posting for trading on (i) the TSX by the Effective Time of the Canopy Growth Shares issuable pursuant to the Arrangement, subject only to the satisfaction of customary conditions (the “TSX Listing Approval”), and (ii) the Nasdaq by the Effective Time of the Canopy Growth Shares issuable pursuant to the Arrangement, subject only to the satisfaction of customary conditions (the “Nasdaq Listing Approval”).

2.4	Interim Order

The application referred to in Section 2.2(a) shall, unless the Company and Canopy Growth otherwise agree, include a request that the Interim Order provide, among other things:

(a)	for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(b)

confirmation of the record date for the purposes of determining the Company Shareholders entitled to receive notice of and vote at the Company Meeting (which date shall be fixed and published by the Company in consultation with Canopy Growth);

(c)	that, if a virtual-only Company Meeting is held with the approval of the Court, such meeting will be deemed to be held at the location of the Company’s registered office;

(d)

that the Company Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement without the need for additional approval by the Court, and notice of any such adjournment or postponement shall be given by such method as the Company Board may determine is appropriate in the circumstances;

(e)

that the record date for the Company Shareholders entitled to receive notice of and to vote at the Company Meeting will not change in respect of or as a consequence of any adjournment or postponement of the Company Meeting, unless required by applicable Laws;

(f)

that the requisite approval of the Arrangement Resolution (the “Required Shareholder Approval”) will be: (i) 66 2⁄3% of the votes cast on the Arrangement Resolution by the holders of Subordinated Voting Shares present in person or represented by proxy at the Company Meeting, (ii) 66 2⁄3% of the votes cast on the Arrangement Resolution by the holders of Multiple Voting Shares present in person or represented by proxy at the Company Meeting, and (iii) a simple majority of the votes cast on the Arrangement Resolution by the holders of Subordinated Voting Shares present in person or represented by proxy at the Company Meeting, excluding for purposes of (iii) the votes attached to Subordinated Voting Shares held or controlled by Persons described in items (a) through (d) of Section 8.1(2) of MI 61-101;

(g)

that in all other respects, the terms, conditions and restrictions of the Company’s Constating Documents, including quorum requirements and other matters shall apply with respect to the Company Meeting;

(h)	for the grant of Dissent Rights to the Company Shareholders who are registered holders of Company Shares as contemplated in the Plan of Arrangement; and

(i)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order.

2.5	Circular

(a)	The Company will, in consultation with Canopy Growth:

(i)

as soon as reasonably practicable after the execution of this Agreement, promptly prepare the Circular together with any other documents required by the OBCA and other applicable Laws in connection with the approval of the Arrangement Resolution by the Company Shareholders at the Company Meeting; and

(ii)

as soon as reasonably practicable after the issuance of the Interim Order, cause the Circular and such other documents to be sent to the Company Shareholders in compliance with the abridged timing contemplated by National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer and filed as required by the Interim Order and applicable Laws.

(b)

The Company shall ensure that the Circular complies in all material respects with applicable Laws, and, without limiting the generality of the foregoing, that the disclosure in the Circular (including with respect to any information incorporated therein by reference) required to be provided in respect of the Company Meeting (other than information furnished by Canopy Growth) will not contain any Misrepresentation and will provide the Company Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Meeting.

(c)

The Company shall use commercially reasonable efforts to obtain any necessary consents from its auditor and any other advisors to the use of any financial or other expert information required to be included in the Circular and to the identification in the Circular of each such advisor.

(d)

The Company and Canopy Growth will cooperate in the preparation, filing and mailing of the Circular. The Company will provide legal counsel to Canopy Growth with a reasonable opportunity to review and comment on all drafts of the Circular and other documents related thereto prior to filing the Circular with applicable Governmental Entities and printing and mailing the Circular to the Company Shareholders and will give reasonable consideration to such comments.

(e)

Canopy Growth shall provide the Company with all information concerning Canopy Growth and its affiliates (other than the Company) that the Company reasonably requests for inclusion in the Circular or otherwise required by applicable Laws, and Canopy Growth shall ensure that any such information does not contain any Misrepresentation.

(f)

Canopy Growth acknowledges and agrees that the Company shall be entitled to rely on the accuracy of all information furnished by Canopy Growth, its affiliates and their respective representatives or legal counsel in writing for inclusion in the Circular concerning Canopy Growth and its affiliates.

(g)	Without limiting the generality of the foregoing, the Circular will include:

(i)	a copy of the Valuation and the Fairness Opinions;

(ii)	a statement that the Special Committee has received the Valuation and the Fairness Opinions;

(iii)	a statement that the Company Board has received the Eight Capital Fairness Opinion;

(iv)	a statement that the Special Committee has unanimously determined, after receiving legal and financial advice, that:

(A)	the Arrangement is fair to the Company;

(B)	the Arrangement and the entering into of this Agreement is in the best interests of the Company; and

(C)

the Special Committee recommends that the Company Board approve the Arrangement and recommend that the Company Shareholders vote in favour of the Arrangement Resolution and the rationale for that recommendation;

(v)	a statement (the “Company Board Recommendation”) that the members of the Company Board entitled to vote thereon have unanimously determined, after receiving legal and financial advice, that:

(A)	the Arrangement is fair to the Company;

(B)	the Arrangement and the entering into of this Agreement is in the best interests of the Company; and

(C)	the members of the Company Board entitled to vote thereon recommend that the Company Shareholders vote in favour of the Arrangement Resolution and the rationale for that recommendation, and

(vi)

a statement that each of the directors and executive officers and certain funds managed by JW Asset Management, LLC have entered into Voting and Support Agreements pursuant to which they have agreed, subject to the terms thereof, among other things, to vote all of their Company Shares in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder that is inconsistent therewith.

(h)

Each Party will promptly notify the other Party if at any time before the Effective Date it becomes aware that the Circular contains any Misrepresentation or otherwise requires any amendment or supplement. In any such event, the Parties will cooperate in the preparation, filing and dissemination of any required supplement or amendment to the Circular or such other document, as the case may be, and any related news release or other document necessary or desirable in connection therewith.

(i)

The Company and Canopy Growth shall each keep the other reasonably informed in a timely manner of any written requests or comments made by the Securities Authorities and/or the TSX in connection with the Circular or the Arrangement.

2.6	Final Order

Subject to obtaining such approvals as are required by the Interim Order, the Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 182 of the OBCA, as soon as reasonably practicable after the Company Meeting, but in any event not later than two Business Days thereafter, and, if at any time after the issuance of the Final Order and on or before the Effective Date, the Company is required by the terms of the Final Order or by Law to return to the Court with respect to the Final Order, it will only do so after prior notice to Canopy Growth, and affording Canopy Growth a reasonable opportunity to consult with the Company regarding the same.

2.7	Court Proceedings

(a) Canopy Growth shall cooperate with and assist the Company in, and consent to the Company, seeking the Interim Order and the Final Order, including by providing the Company on a timely basis with any information regarding itself or its affiliates as reasonably requested by the Company or as required by Law to be supplied by it in connection therewith.

(b) The Company will provide Canopy Growth and its counsel with a reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement prior to the service and filing of such materials and will give reasonable consideration to such comments. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. Subject to applicable Law, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.7 or with Canopy Growth’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. In addition, the Company will not object to legal counsel to Canopy Growth making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company or its legal counsel is advised of the content and nature of any submissions on a reasonably timely basis prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. The Company will also provide Canopy Growth on a timely basis with copies of any notice of appearance and evidence or other documents served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether or not in writing, received by the Company or its legal counsel indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order.

2.8	Articles of Arrangement and Effective Date

(a) The Company shall file the Articles of Arrangement with the Director, and the Effective Date shall occur, on the date which is two Business Days after the date on which all conditions set forth in Section 5.1, Section 5.2 and Section 5.3 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties. From and after the Effective Time, the steps to be carried out pursuant to the Arrangement shall become effective in accordance with the Plan of Arrangement.

(b) The Closing will take place at 9:00 a.m. (Toronto time) on the Effective Date at the offices in Toronto, Ontario of Davies, Ward, Phillips & Vineberg LLP, or at such other time on the Effective Date or such other place as may be agreed to by the Parties.

2.9	Dissenting Shareholders

The Company will promptly advise Canopy Growth of any written communication from any Company Shareholder in opposition to the Arrangement (except for non-substantive communications from any Company Shareholder that purports to hold less than 0.5% of the Company Shares (provided that communications from such Company Shareholder are not substantive in the aggregate)), written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement and any withdrawal of Dissent Rights received by the Company.

2.10	VM ROFR, VM Consent and TerrAscend Consent

(a) Acknowledgement. Canopy Growth acknowledges that the transfer of the assets specified below to Canopy Growth pursuant to the Arrangement is subject to the following:

(i)	a right of first refusal in favour of LSSB and Canopy Growth pursuant to the terms of the Vert Mirabel Shareholders Agreement with respect to the Vert Mirabel Common Shares (the “VM ROFR”);

(ii)	the consent of the board of directors of Vert Mirabel with respect to the Vert Mirabel Securities (the “VM Consent”); and

(iii)	the consent of TerrAscend pursuant to the terms of the TerrAscend Loan and TerrAscend I Warrants (the “TerrAscend Consent”).

(b) VM ROFR.

(i)	Promptly following the announcement of this Agreement, CRC shall send the Vert Mirabel ROFR Notice as required pursuant to the Vert Mirabel Shareholders Agreement.

(ii)

Canopy Growth hereby irrevocably and unconditionally waives any requirement to receive the Vert Mirabel ROFR Notice and exercises its right of first refusal in respect of the Vert Mirabel Common Shares in full (including, for certainty, all Vert Mirabel Common Shares in respect of which the VM ROFR is not exercised or waived by LSSB), conditional only on the occurrence of the Effective Time, pursuant to the Vert Mirabel Shareholders Agreement and all such Vert Mirabel Common Shares shall and shall be deemed to be Transferred Vert Mirabel Common Shares and shall be transferred pursuant to and in accordance with this Agreement and the Plan of Arrangement at the Effective Time.

(iii)	If, within 60 days after receipt of the Vert Mirabel ROFR Notice (the “VM ROFR Period”), LSSB:

(A)

fails to exercise, or waives, its right to acquire any Vert Mirabel Common Shares pursuant to the VM ROFR, then all Vert Mirabel Common Shares shall and shall be deemed to be Transferred Vert Mirabel Common Shares and shall be transferred pursuant to and in accordance with this Agreement and the Plan of Arrangement at the Effective Time; or

(B)

exercises its right to acquire any Vert Mirabel Common Shares pursuant to the VM ROFR, conditional only on the occurrence of the Effective Time, then the Vert Mirabel Common Shares in respect of which LSSB has not so exercised its right, if any, shall and shall be deemed to be Transferred Vert Mirabel Common Shares and shall be transferred pursuant to and in accordance with this Agreement and the Plan of Arrangement at the Effective Time.

(iv)

The Parties shall use commercially reasonable efforts to obtain a waiver from LSSB of its right to acquire the Vert Mirabel Common Shares pursuant to the VM ROFR or to cause LSSB to exercise all of its right to acquire Vert Mirabel Common Shares pursuant to the VM ROFR as soon as practicable, and in any event prior to the Effective Time.

(c) VM Consent. Canopy Growth shall use commercially reasonable efforts to obtain the VM Consent prior to the Effective Time, including by calling a meeting of the directors of Vert Mirabel as soon as practicable for purposes of obtaining the VM Consent and taking all action necessary to ensure that the nominees of Canopy Growth vote in favour of or otherwise take such action necessary to provide the VM Consent. If the VM Consent is not obtained by the Effective Time, the Parties agree that neither the Company nor CRC shall be in breach of any of its respective representations, warranties, covenants, agreements or obligations hereunder with respect to the Vert Mirabel Securities and that the Vert Mirabel Securities shall be dealt with in accordance with the procedure set out in the Plan of Arrangement.

(d) TerrAscend Consent. The Parties shall use commercially reasonable efforts to obtain the TerrAscend Consent prior to the Effective Time. If the TerrAscend Consent is not obtained by the Effective Time, the Parties agree that neither the Company nor CRC shall be in breach of any of its respective representations, warranties, covenants, agreements or obligations hereunder with respect to the TerrAscend Loan and TerrAscend I Warrants and that the TerrAscend Loan and TerrAscend I Warrants shall be dealt with in accordance with the procedure set out in the Plan of Arrangement.

2.11	Delivery of the Cash Consideration

Following receipt of the Final Order, Canopy Growth and Tweed NB, as applicable, will deposit with counsel to Canopy Growth in trust for the Company and CRC, the requisite amount of cash to satisfy the aggregate Cash Consideration payable by Canopy Growth and Tweed NB, respectively, pursuant to the Plan of Arrangement, to be released upon the occurrence of the Effective Time.

2.12	Delivery of Share Consideration

Concurrently with the filing of the Articles of Arrangement, Canopy Growth shall deliver to the Company a copy of the irrevocable treasury direction in respect of the requisite number of Canopy Growth Shares to satisfy the aggregate Share Consideration payable by Canopy Growth pursuant to the Plan of Arrangement addressed to Computershare Trust Company of Canada, as the transfer agent and registrar of the Canopy Growth Shares.

2.13	Share Consideration Adjustment

If between the date of this Agreement and the Effective Time, the issued and outstanding Canopy Growth Shares shall have been changed into a different number of shares by reason of any reclassification, split, consolidation, stock dividend or distribution upon the issued and outstanding Canopy Growth Shares, or Canopy Growth shall have made any rights offering to the holders of the issued and outstanding Canopy Growth Shares, or similar event (each, an “Adjustment Event”), then the aggregate number of Canopy Growth Shares issuable to CRC in accordance with the terms of the Plan of Arrangement and any other dependent items shall be adjusted in such a manner and to such an extent so as to ensure that, under the Arrangement, CRC receives the same economic effect following such Adjustment Event as they would otherwise have received under the Arrangement had such Adjustment Event not occurred, and the number of Canopy Growth Shares to be issued to CRC pursuant to the Arrangement shall be adjusted accordingly.

2.14	Fiduciary Duties

In the event that the Company Board determines, in good faith and in consultation with its financial advisors and outside counsel, that a fact or circumstance has occurred since the date of this Agreement and, as a result of the occurrence of such fact or circumstance, alone or together with any other facts or circumstances, continuing to make the Company Board Recommendation would be inconsistent with its fiduciary duties under applicable Law, then the Company Board may withdraw, amend, modify or qualify in a manner adverse to Canopy Growth the Company Board Recommendation (a “Change of Recommendation”). Further, and without limiting the foregoing, the Company Board may delay the holding of or adjourn the Company Meeting by no more than two Business Days in order to communicate to Company Shareholders any Change of Recommendation, provided that the Company shall have notified Canopy Growth regarding its intention to do so at least 24 hours prior to announcing any delay or adjournment of the Company Meeting.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

The Company represents and warrants to and in favour of Canopy Growth and Tweed NB as follows and acknowledges that Canopy Growth and Tweed NB are relying upon such representations and warranties in entering into this Agreement:

(a)	Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)

Corporate Authorization. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby other than approval by the Company Shareholders in the manner required by the Interim Order and Law and approval by the Court.

(c)

Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)

Governmental Authorization. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by the Company or by any of its subsidiaries other than: (i) the Interim Order and any approvals required by the Interim Order; (ii) the Final Order; (iii) filings with the Director under the OBCA, (iv) filings with the Securities Authorities; (v) the Stock Exchange Approval; and (vi) Authorizations which, if not obtained, or any other actions by or in respect of, or filings with, or notifications to, any Governmental Entity or any other Person which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

(e)

Non-Contravention. The execution, delivery and performance by the Company of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(i)	contravene, conflict with, or result in any violation or breach of the Company’s Constating Documents;

(ii)

conflict with, or result in any violation or breach of any material contract or material Authorization to which the Company or any of its subsidiaries is a party or is otherwise bound, except as would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby; or

(iii)

assuming compliance with the matters referred to in Section 3.1(d) above, contravene, conflict with or result in a violation or breach of any Law applicable to the Company, or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

(f)

Third Party Consents and Approvals. Other than the VM ROFR, the VM Consent and the TerrAscend Consent, no consents, approvals of or notices to any third party are required to be made by the Company in order for the Company to proceed with the execution and delivery of this Agreement or the completion by it of the transactions contemplated by this Agreement other than those which, if not obtained, would not, individually or in the aggregate, materially impede the ability of the Company to complete the Arrangement and the transactions contemplated hereby.

(g)

Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company before any Governmental Entity, nor is the Company subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

(h)

Valuation and Fairness Opinions. The Special Committee has received the Valuation and Fairness Opinions, each in oral form, and the Company Board has received the Eight Capital Fairness Opinion in oral form, which Valuation and Fairness Opinions have not been modified, amended, qualified or withdrawn. A true and complete copy of the written Valuation and Fairness Opinions will be provided by the Company to Canopy Growth promptly following delivery of the same to the Special Committee. The Company has been authorized by (i) Eight Capital to permit inclusion of the Eight Capital Fairness Opinion, and (ii) Echelon to permit inclusion of the Valuation and the Echelon Fairness Opinion, and in each case references thereto and summaries thereof in the Circular.

(i)

Special Committee and Company Board Approval. The Special Committee, at a meeting duly called and held, after consultation with legal and financial advisors, has unanimously determined that this Agreement and the Arrangement are fair to the Company and are in the best interests of the Company and unanimously determined to recommend approval of this Agreement and the Arrangement to the Company Board and that the Company Board recommend that the Company Shareholders vote in favour of the Arrangement Resolution. The members of the Company Board entitled to vote on the Arrangement, at a meeting duly called and held, upon consultation with legal and financial advisors, have determined that this Agreement and the Arrangement are fair to the Company and are in the best interests of the Company, have unanimously approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement and have unanimously resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution. As of the date hereof, no action has been taken to amend or supersede such determinations, resolutions or authorizations of the Special Committee or the Company Board.

(j)	Trademark License. Except as permitted by the Trademark License, the Company has not assigned its rights or obligations pursuant to the Trademark License.

3.2	Representations and Warranties of CRC

CRC represents and warrants to and in favour of Canopy Growth and Tweed NB as follows and acknowledges that Canopy Growth and Tweed NB are relying upon such representations and warranties in entering into this Agreement:

(a)	Organization. CRC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)

Corporate Authorization. CRC has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by CRC of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CRC and no other corporate proceedings on the part of CRC are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby.

(c)

Execution and Binding Obligation. This Agreement has been duly executed and delivered by CRC, and constitutes a legal, valid and binding agreement of CRC enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Governmental Authorization. The execution, delivery and performance by CRC of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by CRC or by any of its subsidiaries other than: (i) the Interim Order and any approvals required by the Interim Order; (ii) the Final Order; (iii) filings with the Director under the OBCA, (iv) filings with the Securities Authorities; (v) the Stock Exchange Approval; and (vi) Authorizations which, if not obtained, or any other actions by or in respect of, or filings with, or notifications to, any Governmental Entity or any other Person which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of CRC to complete the Arrangement and the transactions contemplated hereby.

(e)

Non-Contravention. The execution, delivery and performance by CRC of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(i)	contravene, conflict with, or result in any violation or breach of CRC’s Constating Documents;

(ii)

conflict with, or result in any violation or breach of any material contract or material Authorization to which CRC or any of its subsidiaries is a party or is otherwise bound, except as would not, individually or in the aggregate, materially impede the ability of CRC to complete the Arrangement and the transactions contemplated hereby; or

(iii)

assuming compliance with the matters referred to in Section 3.2(d) above, contravene, conflict with or result in a violation or breach of any Law applicable to CRC, or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of CRC to complete the Arrangement and the transactions contemplated hereby.

(f)

Third Party Consents and Approvals. Other than the VM ROFR, the VM Consent and the TerrAscend Consent, no consents, approvals of or notices to any third party are required to be made by CRC in order for CRC to proceed with the execution and delivery of this Agreement or the completion by it of the transactions contemplated by this Agreement other than those which, if not obtained, would not, individually or in the aggregate, materially impede the ability of CRC to complete the Arrangement and the transactions contemplated hereby.

(g)

Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against CRC before any Governmental Entity, nor is CRC subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

(h)

Ownership of TerrAscend Securities. Except as set out in Section 2.10(a)(iii), CRC has good and valid title to and has all necessary rights in respect of the TerrAscend Securities free from any and all Liens. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the TerrAscend Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(i)

Ownership of Vert Mirabel Securities. Except as set out in Section 2.10(a)(i) and Section 2.10(a)(ii), (i) CRC has good and valid title to and has all necessary rights in respect of the Vert Mirabel Securities free from any and all Liens, and (ii) no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Vert Mirabel Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(j)	Tweed NB Agreement. CRC has not assigned its rights or obligations pursuant to the Tweed NB Agreement.

3.3	Representations and Warranties of Canopy Growth

Canopy Growth represents and warrants to and in favour of the Company and CRC as follows and acknowledges that the Company and CRC are relying upon such representations and warranties in entering into this Agreement:

(a)	Organization. Canopy Growth is an entity duly incorporated or organized, as the case may be, and is validly existing under the laws of the jurisdiction of its incorporation.

(b)

Authorization. Canopy Growth has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Canopy Growth of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Canopy Growth and no other internal proceedings on the part of Canopy Growth are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby.

(c)

Execution and Binding Obligation. This Agreement has been duly executed and delivered by Canopy Growth, and constitutes a legal, valid and binding agreement of Canopy Growth enforceable against Canopy Growth in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Governmental Authorization. The execution, delivery and performance by Canopy Growth of its obligations under this Agreement and the completion of the

Arrangement and the transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by Canopy Growth or any its subsidiaries (other than the Company and its subsidiaries) other than: (i) the Interim Order and any approvals required by the Interim Order; (ii) the Final Order; (iii) filings with the Director under the OBCA, (iv) the Stock Exchange Approval; and (v) Authorizations which, if not obtained, or any other actions by or in respect of, or filings with, or notifications to, any Governmental Entity or any other Person which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of Canopy Growth to complete the Arrangement and the transactions contemplated hereby.

(e)

Non-Contravention. The execution, delivery and performance by Canopy Growth of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(i)	contravene, conflict with, or result in any violation or breach of Canopy Growth’s Constating Documents;

(ii)

conflict with, or result in any violation or breach of any material contract or material Authorization to which Canopy Growth or any of its subsidiaries is a party or is otherwise bound, except as would not, individually or in the aggregate, materially impede the ability of Canopy Growth to complete the Arrangement and the transactions contemplated hereby; or

(iii)

assuming compliance with the matters referred to in Section 3.3(d) above, contravene, conflict with or result in a violation or breach of any Law applicable to Canopy Growth or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of Canopy Growth to complete the Arrangement and the transactions contemplated hereby.

(f)

Capitalization. The authorized capital of Canopy Growth consists of an unlimited number of common shares in the capital of Canopy Growth. As of December 18, 2020, there were 373,728,285 Canopy Growth Shares outstanding, all of which have been duly issued and are outstanding as fully paid and non-assessable, and are the only shares in the capital of the Company outstanding as of the date hereof. As of the date hereof an aggregate of up to: (i) 12,454,620 Canopy Growth Shares are issuable upon the conversion of notes issued by Canopy Growth; (ii) 22,702,365 Canopy Growth Shares are issuable upon the exercise of stock options granted by Canopy Growth; (iii) 140,148,757 Canopy Growth Shares are issuable upon the exercise of warrants issued by Canopy Growth or its subsidiaries (other than the Company and CRC); and (iv) 827,650 Canopy Growth Shares issuable upon the vesting of outstanding restricted share units issued by Canopy Growth.

(g)

Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of Canopy Growth, threatened, against Canopy Growth before any Governmental Entity, nor is Canopy Growth subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

(h)

Funds Available. Canopy Growth has and will have at the Effective Time, sufficient funds available to satisfy the aggregate Cash Consideration payable by Canopy Growth in accordance with the terms of this Agreement and the Plan of Arrangement, and to satisfy all other obligations payable by Canopy Growth pursuant to this Agreement and the Arrangement.

(i)	No MNPI. Canopy Growth has no knowledge of any material information concerning the Company that has not been publicly disclosed.

(j)

Certain Arrangements. Other than the Voting and Support Agreements, there are no contracts, undertakings, commitments, arrangements or understandings, whether written or oral, between Canopy Growth or any of its respective affiliates (other than the Company and CRC), on the one hand, and any beneficial owner of outstanding Company Shares or any member of the Company’s management or the Company Board or TerrAscend or any of its affiliates, on the other hand, relating in any way to the Company Shares, the transactions contemplated by this Agreement, the Arrangement, the Arrangement Resolution, or, other than as disclosed in the documents filed by or on behalf of Canopy Growth or the Company on SEDAR, to the operations of the Company after the Effective Time.

(k)

Security Ownership. Canopy Growth is the sole registered and beneficial owner of 36,468,318 Multiple Voting Shares and 15,223,938 Subordinated Voting Shares, with good and valid title thereto and all necessary rights in respect thereof, free and clear of any and all Liens. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the securities noted in the preceding sentence, or any interest therein or right thereto, except pursuant to this Agreement. Other than the 36,468,318 Multiple Voting Shares and 15,223,938 Subordinated Voting Shares, neither Canopy Growth nor any of its affiliates nor any other Person acting jointly or in concert with Canopy Growth, beneficially owns or controls any Company Shares.

(l)	TerrAscend Securities. Canopy Growth is acquiring the TerrAscend Securities for investment purposes only.

(m)

Canopy Growth Shares. All Canopy Growth Shares issuable to CRC in accordance with the terms of the Plan of Arrangement will, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully paid and non-assessable. The Canopy Growth Shares to be issued pursuant to the Arrangement shall be freely tradeable and not be subject to any “hold period”

resale restrictions under National Instrument 45-102 – Resale of Securities of the Securities Authorities.

(n)

Reporting Issuer Status and Securities Law Matters. Canopy Growth is a “reporting issuer” within the meaning of applicable Securities Laws in each of the provinces of Canada (other than Quebec), and is not on the list of reporting issuers in default under applicable Securities Laws. No Securities Authority has issued any order preventing or suspending trading of any securities of Canopy Growth, and Canopy Growth is not in default of any material provision of applicable Securities Laws or the TSX or Nasdaq. Trading in the Canopy Growth Shares on the TSX and Nasdaq are not currently halted or suspended. No delisting, suspension of trading or cease trade order with respect to any securities of Canopy Growth is pending or, to the knowledge of Canopy Growth, threatened.

(o)

Stock Exchange Approval. Canopy Growth represents and warrants that (i) it has received the Stock Exchange Approval; (ii) such Stock Exchange Approval is, as of the date hereof, in force and has not been modified in any material respect and (iii) it has no knowledge of any proposed material modification or revocation of Stock Exchange Approval by the TSX.

3.4	Representations and Warranties of Tweed NB

Tweed NB represents and warrants to and in favour of the Company and CRC as follows and acknowledges that the Company and CRC are relying upon such representations and warranties in entering into this Agreement:

(a)	Organization. Tweed NB is an entity duly incorporated or organized, as the case may be, and is validly existing under the laws of the jurisdiction of its incorporation.

(b)

Authorization. Tweed NB has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by Tweed NB of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Tweed NB and no other internal proceedings on the part of Tweed NB are necessary to authorize this Agreement or the completion of the Arrangement and the other transactions contemplated hereby.

(c)

Execution and Binding Obligation. This Agreement has been duly executed and delivered by Tweed NB, and constitutes a legal, valid and binding agreement of Tweed NB enforceable against Tweed NB in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Governmental Authorization. The execution, delivery and performance by Tweed NB of its obligations under this Agreement and the completion of the

Arrangement and the transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with, or notification to, any Governmental Entity by Tweed NB or any its subsidiaries other than: (i) the Interim Order and any approvals required by the Interim Order; (ii) the Final Order; (iii) filings with the Director under the OBCA, (iv) the Stock Exchange Approval; and (v) Authorizations which, if not obtained, or any other actions by or in respect of, or filings with, or notifications to, any Governmental Entity or any other Person which, if not taken or made, would not, individually or in the aggregate, materially impede the ability of Tweed NB to complete the Arrangement and the transactions contemplated hereby.

(e)

Non-Contravention. The execution, delivery and performance by Tweed NB of its obligations under this Agreement and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition):

(i)	contravene, conflict with, or result in any violation or breach of Tweed NB’s Constating Documents;

(ii)

conflict with, or result in any violation or breach of any material contract or material Authorization to which Tweed NB or any of its subsidiaries is a party or is otherwise bound, except as would not, individually or in the aggregate, materially impede the ability of Tweed NB to complete the Arrangement and the transactions contemplated hereby; or

(iii)

assuming compliance with the matters referred to in Section 3.3(d) above, contravene, conflict with or result in a violation or breach of any Law applicable to Tweed NB or any of its properties or assets, except as would not, individually or in the aggregate, materially impede the ability of Tweed NB to complete the Arrangement and the transactions contemplated hereby.

(f)

Litigation. There are no claims, actions, suits, arbitrations, inquiries, investigations or proceedings pending or, to the knowledge of Tweed NB, threatened, against Tweed NB before any Governmental Entity, nor is Tweed NB subject to any outstanding judgement, order, writ, injunction or decree that, either individually or in the aggregate, is reasonably likely to prevent or materially delay the completion of the Arrangement or the transactions contemplated hereby.

(g)

Funds Available. Tweed NB will have at the Effective Time, sufficient funds available to satisfy the aggregate Cash Consideration payable by Tweed NB in accordance with the terms of this Agreement and the Plan of Arrangement, and to satisfy all other obligations payable by Tweed NB pursuant to this Agreement and the Arrangement.

(h)	Tweed NB Agreement. Tweed NB has not assigned its rights or obligations pursuant to the Tweed NB Agreement.

3.5	Survival of Representations and Warranties

(a) The representations and warranties of the Parties contained in this Agreement, other than the Fundamental Representations, will survive the Closing for a period of 12 months after the Effective Date. The Fundamental Representations will survive the Closing and will not be terminated when this Agreement is terminated in accordance with its terms.

(b) This Section 3.5 will not limit any covenant or agreement of any of the Parties, which, by its terms, contemplates performance after the Effective Time or the date on which this Agreement is terminated, as the case may be.

(c) Except for the representations and warranties set forth in this Agreement, none of the Parties, nor any other Person, has made or makes any other express or implied representation and warranty, either written or oral, on behalf of the Parties.

ARTICLE 4

COVENANTS

4.1	Covenants of the Company Relating to the Arrangement

(a) Subject to the terms and conditions of this Agreement, each of the Company and CRC shall perform all obligations required to be performed by it under this Agreement, cooperate with Canopy Growth and Tweed NB in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to complete and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, each of the Company and CRC, as applicable, shall and, where appropriate, shall cause its subsidiaries to:

(i)

use its commercially reasonable efforts, upon reasonable consultation with Canopy Growth, to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the completion of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement; provided that neither the Company nor any of its subsidiaries will consent to the entry of any judgment or settlement with respect to any such proceeding without the prior written approval of Canopy Growth, not to be unreasonably withheld, conditioned or delayed;

(ii)

use its commercially reasonable efforts to satisfy all conditions precedent in this Agreement and carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it with respect to this Agreement or the Arrangement; and

(iii)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement.

(b) Each of the Company and CRC, as applicable, shall promptly notify Canopy Growth of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(ii)

unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement (and the Company or CRC, as applicable, shall contemporaneously provide a copy of any such written notice or communication to Canopy Growth); or

(iii)

any material filing, action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or CRC or their respective affiliates in connection with this Agreement or the Arrangement.

(c) CRC shall not, unless pursuant to the VM ROFR, directly or indirectly, (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of the TerrAscend Securities or Vert Mirabel Securities to any Person, (ii) grant any proxies or power of attorney in respect of the TerrAscend Securities or Vert Mirabel Securities or deposit any of the TerrAscend Securities or Vert Mirabel Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or (iii) agree to take any of the actions described in the foregoing clauses (i) and (ii).

(d) The Company shall not assign or terminate the Trademark License except as specifically contemplated by this Agreement.

(e) CRC shall not assign or terminate the Tweed NB Agreement except as specifically contemplated by this Agreement.

4.2	Covenants of Canopy Growth Relating to the Arrangement

(a) Subject to the terms and conditions of this Agreement, each of Canopy Growth and Tweed NB shall perform all obligations required to be performed by it under this Agreement, cooperate with the Company and CRC in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to complete and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, each of Canopy Growth and Tweed NB shall and, where appropriate, shall cause its subsidiaries (other than the Company and its subsidiaries) to:

(i)

use its commercially reasonable efforts, upon reasonable consultation with the Company and CRC, to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the completion of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement, provided that neither Canopy Growth nor any of its subsidiaries (other than the Company and its subsidiaries) will consent to the entry of any judgment or settlement with respect to any such proceeding without the prior written approval of the Company and CRC, not to be unreasonably withheld, conditioned or delayed;

(ii)

vote, or cause to be voted, all Company Shares (the “CGC Company Shares”) directly or indirectly owned or controlled by Canopy Growth or any of its affiliates (other than the Company and its subsidiaries) (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the transactions contemplated by this Agreement, and agrees to execute and deliver or cause to be executed and delivered a proxy in connection therewith as soon as reasonably practicable after mailing of the Circular; and (ii) against, and not otherwise support, any matter that could reasonably be expected to delay, prevent, impede or frustrate the Company Meeting or the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement;

(iii)

not, directly or indirectly, prior to the approval of the Arrangement Resolution (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of the CGC Company Shares to any Person, (ii) except as required herein, grant any proxies or power of attorney in respect of the CGC Company Shares or deposit any of the CGC Company Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, (iii) enter into any agreement affecting or restricting the ability of Canopy Growth to exercise all voting rights attaching to the CGC Company Shares, or (iv) agree to take any of the actions described in the foregoing clauses (i) to (iii);

(iv)

not, directly or indirectly (i) solicit proxies, or become a participant in a solicitation, in opposition to or competition with the transactions contemplated by this Agreement, (ii) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by this Agreement, (iii) unless required by Law, publicly withdraw support from the transactions contemplated by this Agreement, or (iv) join in the requisition of any meeting of the securityholders of the Company for the purpose of considering any resolution for any matter that could reasonably be expected to delay, prevent, impede or frustrate the Company Meeting or the successful completion of the Arrangement and each of the transactions contemplated by this Agreement;

(v)	not assert or exercise any Dissent Rights;

(vi)

use its commercially reasonable efforts to cause to be delivered to the Company resignations, effective on the Effective Date, of the directors of the Company nominated by Canopy Growth as may be designated in writing by the Company at least three Business Days prior to the Effective Date;

(vii)

use its commercially reasonable efforts to satisfy all conditions precedent in this Agreement and carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its affiliates (other than the Company and its subsidiaries) with respect to this Agreement or the Arrangement; and

(viii)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or any commercially reasonable action not to be taken, which is inconsistent with this Agreement, or which would reasonably be expected to prevent, materially delay or otherwise impede the completion of the Arrangement.

(b) Canopy Growth shall promptly notify the Company and CRC of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement;

(ii)

unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement (and Canopy Growth shall contemporaneously provide a copy of any such written notice or communication to the Company and CRC); or

(iii)

any material filing, action, suit, claim, investigation or proceeding commenced or, to the knowledge of Canopy Growth, threatened against, relating to or involving or otherwise affecting Canopy Growth or its affiliates (other than the Company and its subsidiaries) in connection with this Agreement or the Arrangement.

(c) Canopy Growth shall not assign or terminate the Trademark License except as specifically contemplated by this Agreement.

(d) Tweed NB shall not assign or terminate the Tweed NB Agreement except as specifically contemplated by this Agreement.

4.3	Regulatory Approvals

(a) Subject to applicable Law, the Parties will coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 4.3. The Parties will provide each other with copies of any substantive written or electronic communication received from Governmental Entities on or after the date hereof with respect to all applications, filings or other processes in connection with the transactions contemplated by this Agreement (with any competitively and/or commercially sensitive information being permitted to be redacted) and provide the other Parties the opportunity to review and comment on drafts of any substantive notification, filing, application or submission (with any competitively and/or commercially sensitive information being permitted to be redacted) in connection with the transactions contemplated by this Agreement, with any such comments being given reasonable consideration.

(b) If any objections are asserted by any Governmental Entity under any applicable Law with respect to the transactions contemplated by this Agreement, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by this Agreement as not in compliance with any Law, the Parties shall use commercially reasonable efforts consistent with the terms of this Agreement to resolve or avoid such proceeding so as to allow Closing to occur on or prior to the Outside Date. Each Party shall use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring that Party to supply additional information that is relevant to the review of the transactions contemplated by this Agreement, and each Party shall cooperate with the other Party and shall furnish to the other Party such information and assistance as a Party may reasonably request in connection with preparing any submission or responding to such request or notice from a Governmental Entity.

(c) Each Party shall keep the other Party reasonably informed on a timely basis of the status of discussions with any Governmental Entity and, for greater certainty, unless participation by a Party is prohibited by applicable Law or by such Governmental Entity, no Party shall participate in any substantive meeting (whether in person, by telephone or otherwise) with a Governmental Entity in respect of the transactions contemplated by this Agreement unless it advises the other Party in advance and gives such other Party an opportunity to attend; provided, however, that this obligation shall not extend where competitively sensitive information may be discussed or communicated, in which case the other Party’s external legal counsel shall be provided with any such communications or information on an external counsel-only basis and, unless participation by a Party is prohibited by applicable Law or by such Governmental Entity, shall have the right to participate in any such meetings on an external counsel-only basis.

4.4	Public Communications

A Party shall not, and shall cause its affiliates not to, issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall be subject to each Party’s (and their affiliates’) overriding obligation to make any disclosure or filing in accordance with applicable Laws, including Securities Laws and stock exchange rules, and if, based on the advice of its external legal counsel, such disclosure or filing is required, the disclosing Party (or affiliate of a Party) shall use reasonable efforts to give the other Parties prior notice and a reasonable opportunity to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing), and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing. The Party (or its affiliate) making such disclosure shall give reasonable consideration to any comments made by the other Parties and/or their respective legal counsel. The Parties acknowledge that the Company will file this Agreement and a material change report relating thereto on SEDAR, together with all other documents required to be filed in connection with the filing of such material change report.

4.5	Notice Provisions

(a) Each Party shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(i)	cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

(ii)	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

(b) Notification provided under this Section 4.5 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

ARTICLE 5

CONDITIONS

5.1	Mutual Conditions Precedent

The respective obligations of the Parties to complete the Arrangement are subject to the satisfaction, or mutual waiver by the Parties, on or before the Effective Date, of each of the following conditions, each of which are for the mutual benefit of the Parties and which may be waived, in whole or in part, by the mutual consent of the Parties at any time:

(a)	The Arrangement Resolution shall have been approved and adopted at the Company Meeting in accordance with the Interim Order.

(b)

The Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to any Party, acting reasonably, on appeal or otherwise.

(c)	The Articles of Arrangement to be sent to the Director under the OBCA in accordance with this Agreement shall be in a form and content satisfactory to the Parties, each acting reasonably.

(d)

No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the execution, delivery or performance of this Agreement illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated by this Agreement.

(e)	No legal or regulatory action or proceeding shall have been commenced by any person that would reasonably be expected to enjoin, restrict or prohibit the transactions contemplated by this Agreement.

(f)	The Stock Exchange Approval shall be in force and shall not have been modified in any material respect without the consent of the Parties.

(g)

Canopy Growth and the Company shall have executed and delivered a mutual release, substantially in the form attached hereto as Schedule C, releasing each other of any and all claims in connection with the Trademark License.

(h)

CRC and Tweed NB shall have executed and delivered a mutual release, substantially in the form attached hereto as Schedule D, releasing each other of any and all claims in connection with the Tweed NB Agreement.

(i)	This Agreement shall not have been terminated in accordance with its terms.

5.2	Additional Condition Precedent in Favour of the Company and CRC

The obligation of the Company and CRC to complete the Arrangement will be subject to the satisfaction or waiver by the Company and CRC, on or before the Effective Date, of each of the following conditions, each of which is for the exclusive benefit of the Company and CRC and which may be waived by the Company and CRC at any time, in whole or in part, in their sole discretion and without prejudice to any other rights that the Company and CRC may have:

(a)

Each of Canopy Growth and Tweed NB shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Effective Date.

(b)

The representations and warranties of Canopy Growth and Tweed NB set forth in (i) Section 3.3(f) [Capitalization], and Section 3.3(m) [Canopy Growth Shares] (collectively, the “Canopy Growth Fundamental Representations”) shall be true and correct in all respects as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date), and (ii) Section 3.3 and Section 3.4, respectively, other than the Canopy Growth Fundamental Representations, shall be true and correct in all material respects as of the Effective Date with the same force and effect as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date) and except as affected by transactions, changes, conditions, events or circumstances expressly permitted by this Agreement.

(c)

The Company and CRC shall have received a certificate of each of Canopy Growth and Tweed NB signed by a senior officer of Canopy Growth or Tweed NB, respectively, and dated the Effective Date certifying that the conditions set out in Sections 5.2(a) and (b) have been satisfied by each of them, respectively.

(d)

Company Shareholders shall not have exercised Dissent Rights or have instituted proceedings to exercise Dissent Rights, in connection with the Arrangement (other than Company Shareholders representing not more than 7.5% of the issued and outstanding Company Shares).

(e)	The directors of the Company nominated by Canopy Growth shall have resigned, effective as of the Effective Time.

(f)

The TSX Listing Approval and Nasdaq Listing Approval shall have each been obtained, subject only to the filing of documentation that cannot be filed prior to the Effective Date, such that the Canopy Growth Shares issuable pursuant to the Arrangement shall be listed and posted for trading on the TSX and Nasdaq immediately following the Effective Time in accordance with TSX policies.

(g)

The Cash Consideration shall have been deposited with counsel to Canopy Growth in trust for the Company and CRC, and counsel to Canopy Growth will have confirmed to the Company receipt from or on behalf of Canopy Growth of such Cash Consideration.

(h)

The irrevocable treasury direction addressed to Canopy Growth’s transfer agent contemplated by Section 2.12 authorizing the issuance of the Share Consideration to the Company upon the occurrence of the Effective Time shall have been received by the Company.

5.3	Additional Condition Precedent in Favour of Canopy Growth and Tweed NB

The obligation of Canopy Growth and Tweed NB to complete the Arrangement will be subject to the satisfaction or waiver by Canopy Growth and Tweed NB, on or before the Effective Date, of each of the following conditions, each of which is for the exclusive benefit of Canopy Growth and Tweed NB and which may be waived by Canopy Growth and Tweed NB at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Canopy Growth and Tweed NB may have:

(a)

Each of the Company and CRC shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Effective Date.

(b)

The representations and warranties of each of the Company and CRC set forth (i) in Section 3.2(h) [Ownership of TerrAscend Securities], Section 3.2(i) [Ownership of Vert Mirabel Securities] and Section 3.2(j) [Tweed NB Agreement] (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date), and (ii) Section 3.1 and Section 3.2, respectively, other than the Company Fundamental Representations, shall be true and correct in all material respects as of the Effective Date with the same force and effect as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date) and except as affected by transactions, changes, conditions, events or circumstances expressly permitted by this Agreement.

(c)

Canopy Growth and Tweed NB shall have received a certificate of each of the Company and CRC signed by a senior officer of the Company and CRC, respectively, and dated the Effective Date certifying that the conditions set out in Sections 5.3(a) and (b) have been satisfied by each of them, respectively.

(d)	The VM ROFR Period shall have expired or LSSB shall have waived its right to exercise the VM ROFR.

(e)	The CRC Name Change shall have been completed.

5.4	Satisfaction of Conditions

The conditions precedent set out in Section 5.1 to Section 5.3 will be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director. For greater certainty, all funds held in trust by counsel to Canopy Growth pursuant to Section 2.11 shall be released to the Company when the Certificate of Arrangement is issued without any further act or formality required on the part of any Person.

ARTICLE 6

TERM AND TERMINATION

6.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

6.2	Termination

(a)	This Agreement may be terminated prior to the Effective Time by:

(i)	the mutual written agreement of the Parties;

(ii)	any Party, if:

(A)

the Required Shareholder Approval is not obtained at the Company Meeting in accordance with the Interim Order, provided that a Party may not terminate this Agreement pursuant to this Section 6.2(a)(ii)(A) if the failure to obtain the Required Shareholder Approval has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement;

(B)

after the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Parties from completing the Arrangement, and such Law has, if applicable, become final and non-appealable, provided the Party seeking to terminate this Agreement pursuant to this Section 6.2(a)(ii)(B) has used its commercially reasonable efforts (taking into account the jurisdiction in which the Law is enacted, made, enforced or amended, as applicable) to, as applicable and to the extent within its control, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement; or

(C)

the Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 6.2(a)(ii)(C) if the principal cause of the failure of the Effective Time to so occur has been, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; or

(iii)	Canopy Growth, if there is a Change of Recommendation.

(b) The Party desiring to terminate this Agreement pursuant to this Section 6.2 (other than pursuant to Section 6.2(a)(i) [Mutual Agreement]) shall give written notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

6.3	Effect of Termination/Survival

If this Agreement is terminated pursuant to Section 6.1 or Section 6.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that Section 2.10, Article 3, this Section 6.3 and Section 7.2 through to and including Section 7.16 shall survive in accordance with their terms, and provided further that no Party shall be relieved of any liability for any breach by it of this Agreement prior to such termination.

ARTICLE 7

GENERAL PROVISIONS

7.1	Amendments

(a) Subject to the Interim Order and the Final Order and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without, subject to applicable Laws, further notice to or authorization on the part of the Company Shareholders, and any such amendment may, without limitation:

(i)	change the time for performance of any of the obligations or acts of the Parties;

(ii)	waive any inaccuracies or modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(iii)	waive compliance with or modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(iv)	waive compliance with or modify any mutual conditions contained in this Agreement.

7.2	Expenses

All out-of-pocket third party transaction expenses incurred in connection with this Agreement and the Plan of Arrangement, including all costs, expenses and fees of each Party incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is completed.

7.3	Tax Matters

Canopy Growth and CRC acknowledge and agree that they will consult with each other regarding the valuation of the shares and property of TerrAscend and its subsidiaries in order to ensure consistency in their respective tax filing position.

7.4	Notices

Any notice, direction or other communication given pursuant to this Agreement (each a “Notice”) must be in writing, sent by hand delivery, courier or email and is deemed to be given and received: (i) on the date of delivery by hand or courier if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in the place of receipt), and otherwise on the next

Business Day; or (ii) if sent by email (with confirmation of transmission) on the date of transmission if it is a Business Day and transmission was made prior to 5:00 p.m. (local time in the place of receipt) and otherwise on the next Business Day, in each case to the Parties at the following addresses (or such other address for a Party as specified by like Notice):

(a)	to Canopy Growth and Tweed NB at:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario, K7A 0A8

Attention:     Legal

Email:           contracts@canopygrowth.com

with a copy to (which shall not constitute notice):

LaBarge Weinstein LLP

5151 Legget Drive, Suite 800

Kanata, Ontario, K2K 3G4

Attention:     Shane McLean

Email:           smclean@lwlaw.com

(b)	to Company and CRC at:

Canopy Rivers Corporation

40 King Street West, Suite 2504

Toronto, ON, M5H 3Y2

Attention:     Joseph Mimran, Chair of the Special Committee

Email:           [PERSONAL INFORMATION REDACTED]

and to:

Attention:     Matt Mundy

Email:           [PERSONAL INFORMATION REDACTED]

with a copy to (which shall not constitute notice):

Davies Ward Phillips & Vineberg LLP

155 Wellington Street West

Toronto, ON, M5V 3J7

Attention:     Aaron Atkinson and Zain Rizvi

Email:           aatkinson@dwpv.com and zrizvi@dwpv.com

Rejection or other refusal to accept, or inability to deliver because of a changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection,

refusal or inability to deliver. Sending a copy of a Notice to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a Party.

7.5	Time of the Essence

Time is of the essence in this Agreement.

7.6	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed by a Party in accordance with their specific terms or were otherwise breached by a Party. It is accordingly agreed that each Party shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to specifically enforce compliance with, or performance of, the terms of this Agreement against any other Party without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which a Party may be entitled at Law or in equity.

7.7	Third Party Beneficiaries

The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

7.8	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

7.9	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

7.10	Successors and Assigns

(a) This Agreement becomes effective only when executed by the Parties. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

(b) Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties.

7.11	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.12	Governing Law

(a) This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b) Each Party irrevocably attorns and submits to the exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

7.13	Further Assurances

Each Party hereto shall, from time to time and at all times hereafter, at the request of any other Party hereto, but without further consideration, do all such further acts and things, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.14	Rules of Construction

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

7.15	No Liability

No director or officer of any Party shall have any personal liability whatsoever to any other Party under this Agreement or any other document delivered under this Agreement or any other document delivered in connection with the transactions contemplated hereby.

7.16	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or other method of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement.

CANOPY GROWTH CORPORATION

By:	/s/ Phil Shaer
Name: Phil Shaer
Title: Chief Legal Officer

THE TWEED TREE LOT INC.

By:	/s/ Phil Shaer
Name: Phil Shaer
Title: Director

CANOPY RIVERS INC.

By:	/s/ Matt Mundy
Name: Matt Mundy
Title: General Counsel

CANOPY RIVERS CORPORATION

By:	/s/ Matt Mundy
Name: Matt Mundy
Title: General Counsel

Signature Page - Arrangement Agreement

SCHEDULE A

PLAN OF ARRANGEMENT

See attached.

1

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 182

OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meaning specified in the Arrangement Agreement and the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Arrangement” means the arrangement of the Company under Section 182 of the OBCA on the terms and subject to the conditions set forth in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement and this Plan of Arrangement or made at the direction of the Court in the Interim Order or Final Order with the prior written consent of Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably;

“Arrangement Agreement” means the arrangement agreement dated December 21, 2020 among Canopy Growth, the Company, Tweed NB and CRC to which this Plan of Arrangement is attached as Schedule A, together with the Schedules attached thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of thereof;

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by the Company Shareholders entitled to vote thereon pursuant to the Interim Order, substantially in the form of Schedule B to the Arrangement Agreement;

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the Director after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in form satisfactory to Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably;

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario;

“Canopy Growth” means Canopy Growth Corporation, a corporation existing under the federal laws of Canada;

“Canopy Growth Shares” means the common shares in the capital of Canopy Growth;

“Cash Consideration” means $115,000,000, being the aggregate cash consideration payable by Canopy Growth and Tweed NB to CRC pursuant to the Arrangement;

“Certificate of Arrangement” means the certificate of arrangement issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;

“CGC Note” means a promissory note to be issued by Canopy Growth to the Company pursuant to Section 2.3(f) of this Plan of Arrangement with a principal amount equal to $57,523,069;

“Company” means Canopy Rivers Inc., a corporation existing under the laws of the Province of Ontario;

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Parties;

2

“Company Shareholders” means the registered or beneficial holders of the Multiple Voting Shares and the Subordinated Voting Shares, as the context requires;

“Company Shares” means the Multiple Voting Shares and the Subordinated Voting Shares;

“Court” means the Ontario Superior Court of Justice (Commercial List), or other court as applicable;

“CRC” means Canopy Rivers Corporation, a corporation existing under the federal laws of Canada;

“CRI Note” means a promissory note to be issued by the Company to Canopy Growth pursuant to Section 2.3(j) of this Plan of Arrangement with a principal amount equal to $57,523,069;

“Director” means the Director appointed pursuant to section 278 of the OBCA;

“Dissent Rights” has the meaning specified in Section 4.1;

“Dissent Shares” means Company Shares held by a Dissenting Shareholder and in respect of which the Dissenting Shareholder has validly exercised Dissent Rights;

“Dissenting Shareholder” means a registered Company Shareholder who has duly and validly exercised the Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of Company Shares in respect of which Dissent Rights are validly exercised by such registered Company Shareholder;

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as Canopy Growth, the Company, Tweed NB and CRC may agree to in writing before the Effective Date;

“Final Order” means the final order of the Court made pursuant to section 182(5)(f) of the OBCA in a form acceptable to Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably) on appeal;

“Interim Order” means the interim order of the Court made pursuant to section 182(5) of the OBCA, in a form acceptable to Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably;

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), restriction on transfer, or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“LSSB” means Les Serres Stephane Bertrand Inc., a corporation existing under the laws of the Province of Quebec;

“Multiple Voting Shares” means the Class B common shares designated as multiple voting shares in the capital of the Company;

“OBCA” means the Business Corporations Act (Ontario), and includes any successor thereto;

“Plan” or “Plan of Arrangement” means this plan of arrangement proposed under Section 182 of the OBCA, and any amendments or variations made hereto in accordance with the Arrangement Agreement or Section 6.1, or made at the direction of the Court in the Final Order with the consent of Canopy Growth, the Company, Tweed NB and CRC, each acting reasonably;

“Share Consideration” means 3,750,000 Canopy Growth Shares, being the aggregate number of Canopy Growth Shares issuable to CRC pursuant to the Arrangement;

“Subordinated Voting Shares” means the Class A common shares designated as subordinated voting shares in the capital of the Company;

“Tax” or “Taxes” means any and all taxes, dues, duties, rates, imposts, fees, levies, other assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Entity, including all income taxes, including any tax on or based on net income, gross income, income as specifically defined, earnings, gross receipts, capital gains, profits, business royalty or selected items of income, earnings or profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes, sales taxes, use taxes, goods and services taxes, custom duties, value added taxes, ad valoram taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, gross receipts taxes, licence taxes, occupation taxes, real and personal property taxes, stamp taxes, anti-dumping taxes, countervailing taxes, occupation taxes, environment taxes, transfer taxes, and employment or unemployment insurance premiums, social insurance premiums and worker’s compensation premiums and pension (including Canada Pension Plan) payments, and other taxes, fees, imposts, assessments or charges of any kind whatsoever together with any interest, penalties, additional taxes, fines and other charges and additions that may become payable in respect thereof including any interest in respect of such interest, penalties and additional taxes, fines and other charges and additions, whether disputed or not;

“Tax Act” means the Income Tax Act (Canada);

“TerrAscend” means TerrAscend Corp., a corporation existing under the laws of the Province of Ontario;

“TerrAscend Canada” means TerrAscend Canada Inc., a corporation existing under the laws of the Province of Ontario;

“TerrAscend Exchangeable Shares” means the 19,445,285 exchangeable shares in the capital of TerrAscend held by CRC;

“TerrAscend I Warrants” means the warrants to purchase 2,225,714 common shares in the capital of TerrAscend at an exercise price of $5.95 per share held by CRC;

“TerrAscend II Warrants” means the warrants to purchase 333,723 common shares in the capital of TerrAscend at an exercise price of $6.49 per share held by CRC;

“TerrAscend Loan” means the loan agreement between CRC and TerrAscend Canada dated February 4, 2020 with a principal amount of $13,243,000 owed by TerrAscend Canada to CRC;

“TerrAscend Securities” means, collectively, the TerrAscend I Warrants, the TerrAscend II Warrants, the TerrAscend Exchangeable Shares and the TerrAscend Loan;

“Trademark License Release” means the release to be executed by the Company and Canopy Growth, in the form attached as Schedule C to the Arrangement Agreement, releasing the other party thereto of any and all claims in connection with the Trademark License;

“Transferred Vert Mirabel Common Shares” means the Vert Mirabel Common Shares less that number of Vert Mirabel Common Shares, if any, purchased pursuant to the exercise by LSSB of its right of first refusal contained in the Vert Mirabel Shareholders Agreement;

“Tweed NB” means The Tweed Tree Lot Inc. (formerly Spot Therapeutics Inc.), a corporation existing under the laws of the Province of New Brunswick;

“Tweed NB Agreement” means the royalty agreement between CRC and Tweed NB dated November 7, 2018;

“Tweed NB Release” means the release to be executed by CRC and Tweed NB, in the form attached as Schedule D to the Arrangement Agreement, releasing the other party thereto of any and all claims in connection with the Tweed NB Agreement;

“Vert Mirabel” means Les Serres Vert Cannabis Inc., a corporation existing under the laws of the Province of Quebec;

“Vert Mirabel Common Shares” means the 260 common shares in the capital of Vert Mirabel held by CRC;

“Vert Mirabel Preferred Shares” means the 15,000,000 Class A preference shares in the capital of Vert Mirabel held by CRC;

“Vert Mirabel Securities” means the Vert Mirabel Common Shares and the Vert Mirabel Preferred Shares; and

“Vert Mirabel Shareholders Agreement” means the shareholders agreement dated December 17, 2017 between Canopy Growth, CRC, LSSB and Vert Mirabel.

1.2	Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(a)

Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(b)	Currency. All references to dollars or to $ are references to Canadian dollars, unless otherwise specified.

(c)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(d)

Certain Phrases and References, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement.

(e)

Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(f)

Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day.

(g)

Date for Any Action. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(h)	Time References. References to time are to local time, Toronto, Ontario.

1.3	Governing Law

This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein.

1.4	Time of the Essence

Time shall be of the essence in every matter or action contemplated hereunder.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, and constitutes an arrangement as referred to in section 182 of the OBCA.

2.2	Binding Effect

This Plan of Arrangement and the Arrangement will become effective and be binding upon Canopy Growth, the Company, Tweed NB, CRC, all registered and beneficial holders of Company Shares, including Dissenting Shareholders, the registrar and transfer agent in respect of the Company Shares, and all other Persons, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement without any further act or formality required on the part of any Person.

2.3	The Arrangement

Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur sequentially in the following order without any further act or formality required on the part of any Person, except as otherwise expressly provided herein:

(a) the Tweed NB Agreement shall be terminated in consideration for $15,000,000 (which, for greater certainty, shall be a portion of the Cash Consideration) and shall thereafter be of no further force and effect, and CRC and Tweed NB shall be deemed to have delivered the Tweed NB Release as of such time;

(b) all legal and beneficial right, title and interest in and to the Transferred Vert Mirabel Common Shares shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever), in consideration for:

(i)	a cash amount equal to the product of $1.00 and the number of Transferred Vert Mirabel Common Shares (which, for greater certainty, shall be a portion of the Cash Consideration); and

(ii)

a number of Canopy Growth Shares equal to the product of 872.6274 and the number of Transferred Vert Mirabel Common Shares (which, for greater certainty, shall be a portion of the Share Consideration);

(c) all legal and beneficial right, title and interest in and to the TerrAscend Loan shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever; provided that, if, prior to the Effective Time, the TerrAscend Consent has not been obtained, CRC shall at and after the Effective Time until such consent is obtained, hold the TerrAscend Loan in trust and as agent for Canopy Growth in accordance with the terms set out in Section 5.1) in consideration for $13,243,000 (which, for greater certainty, shall be a portion of the Cash Consideration);

(d) all legal and beneficial right, title and interest in and to the TerrAscend I Warrants shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever; provided that, if, prior to the Effective Time, the TerrAscend Consent has not been obtained, CRC shall at and after the Effective Time until such consent is obtained, hold the TerrAscend I Warrants in trust and as agent for Canopy Growth in accordance with the terms set out in Section 5.1) in consideration for 99,122.00 Canopy Growth Shares (which, for greater certainty, shall be a portion of the Share Consideration);

(e) all legal and beneficial right, title and interest in and to the TerrAscend II Warrants shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever), in consideration for 13,558.00 Canopy Growth Shares (which, for greater certainty, shall be a portion of the Share Consideration);

(f) all legal and beneficial right, title and interest in and to the TerrAscend Exchangeable Shares shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever), in consideration for:

(i)	the issuance of the CGC Note by Canopy Growth to CRC;

(ii)	$64,306,740 (which, for greater certainty, shall be a portion of the Cash Consideration); and

(iii)	3,410,437.08 Canopy Growth Shares (which, for greater certainty, shall be a portion of the Share Consideration);

(g) all legal and beneficial right, title and interest in and to the Vert Mirabel Preferred Shares shall be and shall be deemed to be transferred and assigned by CRC, without any further act or formality on its part, to Canopy Growth (free and clear of any Liens of any nature whatsoever), in consideration for $22,450,000 (which, for greater certainty, shall be a portion of the Cash Consideration);

(h) each Dissent Share shall be and shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, to the Company (free and clear of any Liens of any nature whatsoever) and cancelled and the Company shall thereupon be obligated to pay the amount therefor determined and payable in accordance with Article 4, and:

(i)

such Dissenting Shareholder shall cease to be, and shall be deemed to cease to be, the holder of such Dissent Share and cease to have any rights as a Company Shareholder other than the right to be paid the fair value by the Company for such Dissent Share as set out in Section 4.1; and

(ii)	such Dissenting Shareholder’s name shall be, and shall be deemed to be, removed from the register of Company Shareholders maintained by or on behalf of the Company;

(i) the stated capital account maintained by the Company in respect of the Subordinated Voting Shares shall be reduced by $[●], without any distribution to the shareholders of the Company;

(j) all legal and beneficial right, title and interest in and to the Company Shares held by Canopy Growth shall be transferred and assigned by Canopy Growth, without any further act or formality on its part, to the Company (free and clear of any Liens of any nature whatsoever) and cancelled, in consideration for the issuance of the CRI Note by the Company to Canopy Growth;

(k) each of (i) the memorandum of understanding dated September 17, 2018 between the Company and Canopy Growth; (ii) investor rights agreement dated September 17, 2018 between the Company and Canopy Growth; and (iii) the coattail agreement dated September 17, 2018 between the Company, TSX Trust Company and Canopy Growth, shall be terminated, without any further act or formality on the part of any Person, and shall thereafter be of no further force or effect;

(l) the Trademark License Agreement shall be terminated, without any further act or formality on the part of any Person, and shall thereafter be of no further force or effect, and the Company and Canopy Growth shall be deemed to have delivered the Trademark License Release as of such time;

(m) all legal and beneficial right, title and interest in and to the CRI Note held by Canopy Growth shall be transferred and assigned by Canopy Growth, without any further act or formality on its part, to CRC (free and clear of any Liens of any nature whatsoever) in full settlement of the CGC Note which shall thereafter be cancelled; and

(n) the articles of incorporation of the Company shall be amended, and shall be deemed to have been amended, to (i) change the name of the Company to [●], (ii) delete the Multiple Voting Shares from the authorized capital of the Company and delete all the rights, privileges, restrictions and conditions attached thereto, (iii) re-designate and re-classify each issued and outstanding Subordinated Voting Share as a “Class A common share”, and (iv) to effect such non-substantive, consequential changes as necessary to remove references to the Multiple Voting Shares as set out on Schedule A hereto.

The exchanges and cancellations provided for in this Section 2.3 will be deemed to occur on the Effective Date, notwithstanding that certain of the procedures related thereto are not completed until after the Effective Date.

ARTICLE 3

PAYMENTS

3.1	Cash Consideration

Following the receipt of the Final Order and prior to filing the Articles of Arrangement, Canopy Growth and Tweed NB shall deposit the Cash Consideration with counsel to Canopy Growth for the benefit of the Company and CRC to be released upon the occurrence of the Effective Time.

3.2	Share Consideration

Concurrently with the filing of the Articles of Arrangement, Canopy Growth shall deliver to the Company a copy of the irrevocable treasury direction in respect of the requisite number of Canopy Growth Shares to satisfy the aggregate Share Consideration payable by Canopy Growth pursuant to this Plan of Arrangement addressed to Computershare Trust Company of Canada, as the transfer agent and registrar of the Canopy Growth Shares.

3.3	Withholding Tax

Canopy Growth will be entitled to deduct and withhold from any consideration otherwise payable or deliverable to any Person under this Plan of Arrangement, such amounts as Canopy Growth is required to deduct and withhold, or reasonably believe to be required to deduct and withhold, with respect to such payment or delivery under any provision of any Laws in respect of Taxes. For the purposes hereof, all such withheld amounts shall be treated for all purposes under this Plan of Arrangement as having been paid to the Person in respect of which such deduction and withholding was made on account of the obligation to make payment to such Person hereunder, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Entity by or on behalf of Canopy Growth. Notwithstanding the foregoing, each Party acknowledges that it is not aware of any Canadian withholding Tax applicable to any consideration payable under the Plan of Arrangement, and, absent a change in law, the facts or an understanding and/or interpretation thereof after the date of the Arrangement Agreement, such Party does not intend to withhold any such Canadian withholding Tax from any consideration payable under this Plan of Arrangement.

3.4	No Liens

Except as otherwise contemplated by Section 2.3, any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

ARTICLE 4

DISSENTING SHAREHOLDERS

4.1	Dissent Rights

(a) In connection with the Arrangement, each registered Company Shareholder (other than Canopy Growth) may exercise rights of dissent (“Dissent Rights”) with respect to the Company Shares held by such Company Shareholder in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the OBCA, as modified by the Interim Order and this Section 4.1; provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution contemplated by Section 185(6) of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) two Business Days immediately preceding the date of the Company Meeting (as it may be adjourned or postponed from time to time). Dissenting Shareholders who duly exercise such Dissent Rights and who are:

(i)

ultimately determined to be entitled to be paid fair value from the Company for the Dissent Shares in respect of which they have exercised Dissent Rights, notwithstanding anything to the contrary contained in the OBCA, shall be deemed to have irrevocably transferred such Dissent Shares to the Company (free and clear of any Liens) for cancellation pursuant to Section 2.3(h) in consideration of such fair value; or

(ii)

ultimately not entitled, for any reason, to be paid by the Company the fair value for their Dissent Shares, shall be deemed to be treated in respect of those Company Shares on the same basis as a non-dissenting Company Shareholder.

(b) In no event shall the Company or any other person be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Company Shares or any interest therein (other than the rights set out in this Section 4.1) at or after the Effective Time, and as at the Effective Time the names of such Dissenting Shareholders shall be deleted from the central securities register of the Company.

(c) For greater certainty, in addition to any other restrictions in the Interim Order and under Section 185 of the OBCA, Company Shareholders who vote or have instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution (but only in respect of such Company Shares) shall not be entitled to exercise Dissent Rights.

ARTICLE 5

NON-ASSIGNABLE ASSETS

5.1	TerrAscend Consent

If the TerrAscend Consent is not obtained by the Effective Time, then from and after the Effective Time:

(a) legal title to each relevant TerrAscend Security will be deemed not to have been transferred or assigned by CRC to Canopy Growth pursuant to the Arrangement Agreement and this Plan of Arrangement at the Effective Time;

(b) CRC shall hold such TerrAscend Securities in trust for the exclusive benefit of Canopy Growth;

(c) CRC shall, at the request and expense and under the direction of Canopy Growth, acting reasonably, do all things or cause all things to be done that Canopy Growth, acting reasonably, considers necessary or desirable to perform the obligations of CRC under the agreements governing such TerrAscend Securities, and ensure that all amounts receivable under the TerrAscend Loan will be received by Canopy Growth;

(d) CRC shall promptly pay to Canopy Growth all amounts collected by CRC under such TerrAscend Securities;

(e) Canopy Growth shall promptly pay all amounts payable, if any, under such TerrAscend Securities or, if any such amount is paid by CRC, shall promptly reimburse CRC for any amount so paid;

(f) CRC and Canopy Growth shall use commercially reasonable efforts and cooperate with each other in good faith to obtain the TerrAscend Consent; and

(g) if CRC obtains the TerrAscend Consent then, effective as of the date thereof, the legal title to the applicable TerrAscend Security, beneficial title in respect of which had been transferred on the Effective Date in accordance with Section 2.3 of the Arrangement, shall and shall be deemed to have been assigned and transferred by CRC to Canopy Growth without any further act or formality.

For greater certainty, this Section 5.1 shall not apply with respect to the TerrAscend Exchangeable Shares or the TerrAscend II Warrants.

ARTICLE 6

AMENDMENTS

6.1	Amendments

(a) Canopy Growth, the Company, Tweed NB and CRC reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any such amendment, modification or supplement must be agreed to in writing by each of Canopy Growth, the Company, Tweed NB and CRC (each acting reasonably) and filed with the Court, and, if made following the Company Meeting, then: (i) approved by the Court; and (ii) communicated to or approved by the Company Shareholders if and as required by the Court.

(b) Any amendment, modification or supplement to this Plan of Arrangement, if agreed to by Canopy Growth, the Company, Tweed NB and CRC (each acting reasonably), may be proposed by Canopy Growth, the Company, Tweed NB and CRC at any time prior to or at the Company Meeting, with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Company Meeting in the manner required under the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting will be effective only if: (i) it is agreed to in writing by each of Canopy Growth, the Company, Tweed NB and CRC (each acting reasonably) and (ii) if required by the Court, by some or all of the Company Shareholders voting in the manner directed by the Court.

(d) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time by Canopy Growth, the Company, Tweed NB and CRC without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of Canopy Growth, the Company, Tweed NB and CRC, is solely of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any of the Company Shareholders.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Canopy Growth, the Company, Tweed NB and CRC shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

SCHEDULE B

ARRANGEMENT RESOLUTION

1.

The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Canopy Rivers Inc. (the “Company”), pursuant to the arrangement agreement between the Company, Canopy Growth Corporation, The Tweed Tree Lot Inc. and Canopy Rivers Corporation dated December 21, 2020, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the management information circular of the Company dated ●, 2021 (the “Circular”), and all transactions contemplated thereby, are hereby authorized, approved and adopted.

2.

The plan of arrangement of the Company, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as Appendix ● to the Circular, is hereby authorized, approved and adopted.

3.

The: (i) Arrangement Agreement and all the transactions contemplated therein; (ii) actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

4.

Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company (the “Company Shareholders”) entitled to vote thereon, or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”), the directors of the Company are hereby authorized and empowered, without further notice to or approval of the Company Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

5.

Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement, to execute, under the corporate seal of the Company or otherwise, and to deliver to the Director under the OBCA for filing articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement.

6.

Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.

1

SCHEDULE C

TRADEMARK LICENSE RELEASE

See attached.

1

FULL AND FINAL MUTUAL RELEASE

[COMMERCIALLY SENSITIVE INFORMATION REDACTED]

2

SCHEDULE D

TWEED NB AGREEMENT RELEASE

See attached.

1

FULL AND FINAL MUTUAL RELEASE

[COMMERCIALLY SENSITIVE INFORMATION REDACTED]

2